EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 OF 	THE Sarbanes-Oxley Act OF 2002
(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18,
United States Code), the undersigned officer of Vertex
Interactive, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

(1)	The Company Quarterly Report on Form 10-Q for the quarter
ended December 31, 2002 ("Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange
Act of 1934; and

(2)	The information contained in the Report fairly presents, in
all material respects, the financial condition and result of operations of the Company.

December 30, 2003



/s/Nicholas R. Toms
Chief Executive Officer
and Chief Financial Officer